SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GEN CIGAR HLDG INC A

          GAMCO INVESTORS, INC.
                                 2/15/00            2,000            14.6875
                                 2/14/00           27,000            14.6250
                                 2/11/00           22,500            14.4931
                                 2/10/00            2,000            14.6875
                                 2/08/00            5,000            14.6790
                                 2/08/00            6,000            14.6790
          GABELLI ASSOCIATES LTD
                                 2/09/00           10,000            14.6250
                                 2/08/00           10,000            14.6250
          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 2/15/00           20,000            14.7375
               THE GABELLI ABC FUND
                                 2/11/00           19,000            14.5500




















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.